Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-192459, File No. 333-196565 and File No.333-212528) and Form S-3 (File No. 333-206106) of Surgical Care Affiliates, Inc. of our report dated February 21, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

February 21, 2017